UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

COVISINT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF SHAREHOLDERS

To Be Held on July 25, 2017

This supplement (this “Supplement”) amends and supplements the definitive proxy statement (the “Proxy Statement”) initially filed with the U.S. Securities and Exchange Commission on June 26, 2017 by Covisint Corporation (“we”, “us”, “our”, “Covisint” or the “Company”) for a special meeting of shareholders of Covisint to be held on July 25, 2017, at 10:00 a.m. ET. The special meeting will be a virtual meeting of our shareholders. The purpose of the special meeting is to consider and vote upon, among other things, a proposal to approve the Agreement and Plan of Merger, dated as of June 5, 2017 (the “Merger Agreement”), among the Company, Open Text Corporation, a Canadian corporation (“OpenText”), and Cypress Merger Sub, Inc., a Michigan corporation and wholly owned subsidiary of OpenText (“Merger Sub”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”), and each share of our Common Stock outstanding at the Effective Time of the Merger (other than shares owned by the Company, OpenText, Merger Sub or any of their respective subsidiaries) will be canceled and converted into the right to receive $2.45 in cash, without interest and less required withholding taxes, if any. Defined terms used and not otherwise defined herein have the same meanings set forth in the Proxy Statement.

The information contained herein speaks only as of July 6, 2017, unless the information specifically indicates that another date applies.

The board of directors of the Company (the “Board”) unanimously: (i) adopted the Merger Agreement and determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its shareholders; and (ii) recommends that the shareholders of the Company vote “FOR” the approval of the Merger Agreement and “FOR” the proposal to adjourn the special meeting if necessary or appropriate, including to solicit additional proxies.

If you have not already submitted a proxy for use at the special meeting, you are urged to do so promptly. No action in connection with this Supplement is required by any shareholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Supplement and the other documents referred to herein include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “contemplate,” “would” and similar expressions that contemplate future events. Such forward-looking statements are based on management’s current assumptions and expectations, including the expected completion and timing of the Merger and other information relating to the Merger. You should be aware that forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made, and we undertake no obligation to update or revise any forward-looking statements made in this Supplement or elsewhere as a result of new information, future events or otherwise, except as required by law, including the requirements of Schedule 14A. In addition to other factors and matters contained in or incorporated by reference in this Supplement, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the failure to obtain the required vote of the Company’s shareholders to approve the Merger Agreement or the failure to satisfy any of the other closing conditions to the Merger, and any delay in connection with any of the foregoing;

•	risks related to the distraction of management’s attention from the Company’s ongoing business operations due to the pendency of the Merger;

•	the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel, maintain relationships with its customers and maintain its operating results and business generally;

•	the outcome of any legal proceedings that may be instituted against the Company, the Board and others relating to the Merger Agreement; and

•	other risks detailed in our filings with the SEC, including our most recent Annual Report on Form 10-K and later filed Current Reports on Form 8-K. See “Where You Can Find Additional Information.”

Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee that the Merger will be completed in a timely manner, if at all, and cannot guarantee any other future results, levels of activity, performance or achievements.

LEGAL PROCEEDINGS RELATED TO THE MERGER

As previously described in the Proxy Statement under the heading “The Merger (Proposal 1)—Legal Proceedings Related to the Merger,” two putative class action complaints have been filed by purported shareholders of the Company in the United States District Court for the Eastern District of Michigan: Keuning v. Covisint Corporation, et. al., C.A. No. 2:17-cv-11958 and Berg v. Covisint Corporation, et. al., C.A. No. 2:17-cv-12000. The Company believes that the actions are without merit and intends to vigorously defend against them.

On June 30, 2017, a third putative class action complaint, Murphy v. Inman, et. al., C.A. No. 2017-159571-CB, was filed in the Oakland County Circuit Court in the State of Michigan. The complaint names as defendants the members of the Board and the Company’s Chief Financial Officer, Enrico Digirolamo. The complaint alleges, among other things, that the defendants breached their fiduciary duties in connection with the Merger, alleging that the Merger consideration is inadequate, the sales process was flawed and the proxy statement is misleading. The plaintiffs seek as relief, among other things, rescission of the Merger to the extent it is already implemented, rescissory damages, damages incurred as a result of the purported wrongdoing, plus interest, costs and attorneys’ fees and expenses, and such other and further relief as the court deems just and proper.

On July 5, 2017, a fourth putative class action complaint, Lai v. Covisint Corporation, et. al., C.A. No. 2:17-cv-12183, was filed in the United States District Court for the Eastern District of Michigan. The complaint names as defendants the Company and the members of the Board. The complaint alleges, among other things, that the Company’s preliminary proxy statement filed in connection with the Merger was materially misleading and incomplete, purportedly violating Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-9 promulgated thereunder. The plaintiffs seek as relief, among other things, for the court to enjoin the defendants from taking any steps to consummate the Merger unless and until the material information discussed in the complaint is disclosed to the Company’s shareholders, or, in the event the Merger is consummated, to rescind and set aside the Merger or award rescissory damages, to award damages resulting from the defendants’ violations of the Exchange Act, to award attorneys’ and experts’ fees, and to grant such other and further relief as the court deems just and proper.

The Company believes that the new actions are without merit and intends to vigorously defend against such actions.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The shareholders of Covisint are being asked to approve the Merger Agreement. In order to solicit this approval, Covisint has filed certain solicitation documents with the SEC, including the Proxy Statement filed on June 26, 2017. The Proxy Statement was also mailed to Covisint’s shareholders on or about June 26, 2017. Investors and security holders are urged to read these documents and all related supplements and amendments because they contain (and will contain) important information about Covisint, OpenText and the Merger Agreement. Investors and security holders may obtain free copies of these documents and other related documents when they are filed with the SEC at the SEC’s web site at www.sec.gov or by directing a request to Covisint Corporation, Attention: Secretary, 26533 Evergreen Road, Suite 500, Southfield, Michigan 48076.

PARTICIPANTS IN SOLICITATION

Covisint and its directors and executive officers may be deemed participants in the solicitation of proxies from the shareholders of Covisint in connection with the Merger. Information regarding the interests of these directors and executive officers in the Merger is included in the Proxy Statement. Additional information regarding the directors and executive officers of Covisint is also included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2017, which was filed with the SEC on June 5, 2017 and the definitive proxy statement relating to the Company’s 2016 Annual Meeting of Shareholders, which was filed with the SEC on September 14, 2016. These documents are available free of charge at the SEC’s web site at www.sec.gov and from the Company’s Secretary, as described above.